 Exhibit 32

In connection with the Amendment No.1 to Quarterly Report of CEL-SCI Corporation (the “Company”) on Form 10-Q/A for the period ended March 31, 2019 as filed with the Securities and Exchange Commission (the “Report”), Geert Kersten, the Principal Executive and Financial Officer of the Company, certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of his knowledge:

(1)
The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)
The information contained in the Report fairly presents, in all material respects, the financial condition and results of the Company.

                                                                                                       By: /s/ Geert Kersten
Geert Kersten
Principal Executive and
Principal Financial Officer

May 14, 2019